EXHIBIT 2.1

                    SHARE EXCHANGE AGREEMENT

This Agreement dated April 9, 2003 is entered into by and between BACH-HAUSER, INC., a corporation organized under the laws of the State of Nevada ("BHUS"), and SILHOUETTE MEDIA GROUP INC., a corporation organized under the laws of the Province of Ontario, Canada ("SMG"), and the owners of the capital stock of SMG listed on Exhibit A of this Agreement, who execute and become a party to this Agreement.

WHEREAS, BHUS desires to acquire up to 40% of the issued and outstanding stock of SMG listed on Exhibit B in consideration for common stock in BHUS.

WHEREAS, the SMG Shareholders wish to exchange their respective stock ownership interest for the common stock of BHUS.

NOW, THEREFORE, in consideration on the foregoing and the mutual representations, warrants, covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, the parties agree as follows:

1.   Exchange of Shares

     1.1  Tender and Exchange.

          a. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, BHUS shall tender the BHUS Shares (defined below) to SMG on behalf of the SMG Shareholders.

          b. SMG shall receive the BHUS Shares from BHUS on behalf of its respective Shareholders, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws.

     1.2 Transaction. At the Closing, BHUS will tender __6,000,000 (Six Million) shares of its common stock (the "BHUS Shares"), valued at $0.03 USD (Three Cents
          USD)_ per share, in exchange for _4,000 (Four Thousand)_ outstanding shares of capital stock of SMG (the "SMG Shares"). The BHUS Shares shall be issued and delivered to the SMG Shareholders as set forth in Exhibit A hereto.

2.   The Closing.

     2.1 Place and Time. The closing of the instant transaction (the "Closing") shall take place at _The offices of Sopov & Company located at 25 Toronto St., Toronto, Ontario, Canada, no later than the close of business on _April 18, 2003, or at such other place, date and time as the parties may agree in writing.

     2.2  Deliveries by SMG.  At the Closing, SMG and the SMG
          Shareholders shall deliver the following to BHUS:


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          a. Certificates representing the SMG Shares registered in the name of BHUS (without any legend or other reference to any Encumbrance) other than those required by federal and or state securities law.

          b.   The documents contemplated by Section 3.

          c. All other documents, instruments and writings required by this Agreement to be delivered by SMG at the Closing and any other documents or records relating to SMG's business reasonably requested by BHUS in connection with this Agreement.

     2.3 Deliveries by BHUS. At the Closing, BHUS shall deliver the following to SMG:

          a. The BHUS Shares as contemplated by Section 1, in the form specified in Exhibit A.

          b.   The documents contemplated by Section 4.

          c. All other documents, instruments and writings required by this Agreement to be delivered by BHUS at the Closing and any other documents or records relating to BHUS's business reasonably requested by SMG in connection with this Agreement.

3.   Conditions to BHUS's Obligations.

     The obligations of BHUS to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by BHUS:

     3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits BHUS's acquisition of the SMG Shares or BHUS's receipt of SMG Shares or that will require any divestiture as a result of BHUS's acquisition of the SMG Shares or that will require all or any part of the business of SMG to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on BHUS or SMG if this Agreement is consummated shall be pending.

     3.2 Representations, Warranties and Agreements. The representations and warranties of SMG set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) SMG shall have performed, and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) SMG shall have received a certificate to that effect signed by an authorized representative of SMG.


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     3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of BHUS's acquisition of the SMG Shares shall have been obtained and shall be in full force and effect.

     3.4 Shareholder Approval. Shareholders holding a minimum of ninety percent (90%) of the common stock of SMG shall have approved of and signed this Agreement.

4.   Conditions to SMG and the SMG Shareholders' Obligations.

     The obligations of SMG and the SMG Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by SMG:

     4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits BHUS's acquisition of the SMG Shares or SMG's receipt of the BHUS Shares or that will require any divestiture as a result of BHUS's acquisition of the Shares or SMG's acquisition of the BHUS Shares or that will require all or any part of the business of BHUS or SMG to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on BHUS or SMG if this Agreement is consummated shall be pending.

     4.2 Representations, Warranties and Agreements. The representations and warranties of BHUS set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) BHUS shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and
          (c) SMG shall have received a certificate to that effect signed by an authorized representative of BHUS.

     4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of BHUS's acquisition of the SMG Shares and SMG's acquisition of the BHUS Shares shall have been obtained and shall be in full force and effect.

5.   Representations and Warranties of SMG

     SMG (and, with respect to Section 5.4, each of the SMG Shareholders with respect to that shareholder's shares only) represents and warrants to BHUS that, to the knowledge of SMG (which limitation shall not apply to Section 5.3) and except as otherwise disclosed by SMG:

     5.1 Organization of SMG; Authorization. SMG is a corporation duly organized, validly existing and in good standing under the laws of The Province of Ontario, Canada with full corporate power and authority

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          to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of SMG and this Agreement constitutes a valid and binding obligation of SMG; enforceable against it in accordance with its terms.

     5.2 Capitalization. The authorized capital stock of SMG consists of unlimited common and preferred stock. As of the date hereof, _10,000 (Ten Thousand) common shares of such shares of SMG were issued and outstanding. No shares have been registered under
          United States state or federal securities laws.   As of
          the Closing Date, all of the issued and outstanding shares of capital stock of SMG are validly issued, fully paid and nonassessable.

     5.3 No Conflict as to SMG. Neither the execution and delivery of this Agreement nor the consummation of the sale of the SMG Shares to BHUS will (a) violate any provision of the certificate of incorporation or by-laws of SMG or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which SMG is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SMG.

     5.4 Ownership of SMG Shares. The delivery of certificates to BHUS provided in Section 2.2 and the delivery of certificates to SMG as provided in Section 2.3 will result in BHUS's immediate acquisition of record and beneficial ownership of up to _4,000 (Four Thousand) SMG Shares, free and clear of all Encumbrances subject to applicable securities laws.

     5.5 No Conflict as to SMG. Neither the execution and delivery of this Agreement nor the consummation of the acquisition of the SMG Shares to BHUS will (a) violate any provision of the articles of incorporation or by-laws (or other governing instrument) of SMG or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of SMG under, any material agreement or commitment to which SMG is a party or by which any of its property or assets is bound, or to which any of the property or assets of SMG is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SMG except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of SMG.

     5.6  Consent and Approvals of Governmental Authorities.
          Except with respect to applicable securities laws, no consent, approval or authorization of, or declaration,

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          filing or registration with, any Governmental Body is required to be made or obtained by SMG or BHUS in connection with the execution, delivery and performance of this Agreement by SMG or the consummation of the acquisition of the SMG Shares to BHUS.

     5.7 Other Consents. No consent of any Person is required to be obtained by SMG or BHUS prior to the execution, delivery and performance of this Agreement or the consummation of the acquisition of the SMG Shares to BHUS, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of SMG or BHUS.

     5.8 Financial Statements. SMG has delivered to BHUS balance sheets of SMG as at the recent and practicable period ended, and statements of income and changes in financial position for the period then ended. Such SMG Financial Statements and notes fairly present the financial condition and results of operations of SMG as at the respective dates thereof and for the periods therein.

     5.9 Title to Properties. SMG owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the SMG Financial Statements (except for property sold since the date of the SMG Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by SMG since the date of the SMG Financial Statements. All properties and assets reflected in the SMG Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the SMG Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the SMG Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of SMG and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of SMG include all rights, properties and other assets necessary to permit SMG to conduct SMG's business in all material respects in the same manner as it is conducted on the date of this Agreement.

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     5.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by SMG are, in all respects material to the business or financial condition of SMG, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. SMG has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of SMG, taken as a whole or which would require a payment by SMG or BHUS in excess of $2,000 in the aggregate, and which has not been cured.

     5.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by SMG is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of BHUS, taken as a whole.

     5.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving SMG which is likely to have a material adverse effect on the business or financial condition of SMG and BHUS, or which would require a payment by SMG in excess of US$2,000 in the aggregate or which questions or challenges the validity of this Agreement. SMG is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of SMG or BHUS, or which would require a payment by SMG in excess of US$2,000 in the aggregate.

     5.13 Absence of Certain Changes. Since the date of the SMG
          Financial Statements, SMG has not;

          a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of SMG, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

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          d. organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;

          e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (11) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of US$25,000 in the aggregate;

          m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of US$2,000;

          n. written down or been required to write down any inventory in an aggregate amount in excess of US$2,000;

          o. entered into any collective bargaining or union contract or agreement; or

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          p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of SMG.

     5.14 No Material Adverse Change. Since the date of the SMG
          Financial Statements, there has not been any material adverse change in the business or financial condition of SMG.

     5.15 Contracts and Commitments. SMG is not a party to any:

          a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of SMG of more than US$25,000 and not cancelable by SMG (without liability to SMG) within 60 days;

          b. Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of US$25,000 and not cancelable by SMG (without liability to SMG) within 90 days;

          c. Except with respect to the options referenced above, employee bonus, stock option or stock purchase, performance unit, profit sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of SMG;

          d. Commitment, contract or agreement that is currently expected by the management of SMG to result in any material loss upon completion or performance thereof;

          e. Contract, agreement or commitment that is material to the business of SMG, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

          All such contracts and agreements are in full force and effect. Neither SMG nor any of the SMG Shareholders is in breach of, in violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which SMG is a party or is or may be bound that relates to the business of SMG or to which any of the assets or properties of is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of SMG. BHUS has not guaranteed or assumed and specifically does not guarantee or assume any obligations of SMG.

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     5.16 Labor Relations. SMG is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of SMG, (a) SMG is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against SMG pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against SMG, (d) no representation question exists respecting the employees of SMG, (e) SMG has not experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of SMG is currently being negotiated.

     5.18 Compliance with Law. The operations of SMG have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over it, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of SMG, or which would not require a payment by SMG in excess of US$2,000 in the aggregate, or which have been cured. SMG has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. SMG has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     5.19 Tax Matters.

          a. SMG (1) has filed, or prior to the Closing Date will have filed, all non-consolidated and non-combined Tax Returns and all consolidated or combined Tax Returns required to be filed through the date hereof and have paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns; and
               (2) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns. All such Tax Returns filed pursuant to clause (2) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

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          b. All Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of SMG for any taxable period have been timely filed, and the income, activities, operations and transactions of SMG have been properly included and reflected thereon.

          c. SMG has not agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise, or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988 (z) pursuant to the Income Tax Act of Canada R.S.C. as Amened.

          d. Neither SMG or any predecessor or Affiliate of SMG has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of
               Section 341(f)(2) of the Code apply to any sale of its stock.

          e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to SMG or its assets or operations, and no power of attorney granted by SMG with respect to any Tax matter is currently in force.

          f.   There is no action, suit, proceeding,
               investigation, audit, claim, demand, deficiency or additional assessment in SMG, pending or threatened against or with respect to any Tax attributable to SMG or its assets or operations.

          g. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          h. No property of SMG is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that SMG will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          i. There have been delivered or made available to BHUS true and complete copies of all income Tax Returns and any other Tax Returns requested by BHUS as may be relevant to SMG or its assets or operations for any and all periods ending after December 31, 2002, and for any Tax years which are subject to audit or investigation by any taxing authority or entity.

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          j. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of SMG that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     5.20 Environmental Matters.

          a. At all times prior to the date hereof, SMG has complied in all material respects with applicable environmental laws, orders, regulations, rules and. ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of SMG, or which would require a payment by SMG in excess of US$2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          b.   The environmental licenses, permits and
               authorizations that are material to the operations of SMG are in full force and effect.

          c. SMG has not released or caused to be released on or about the properties currently owned or leased by SMG (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act or the Environmental Protection Act R.S.C. as, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. or other applicable Canadian or Provincial Legislation, as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of SMG.

     5.21 Absence of Certain Commercial Practices. SMG has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of SMG, which SMG knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and SMG has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

     5.22 Borrowing and Guarantees. Except as otherwise disclosed, SMG (a) does not have any indebtedness for borrowed money, (b) is not lending or committed to lend

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          any money (except for advances to employees in the ordinary course of business), and (c) is not guarantors or sureties with respect to the obligations of any Person.

     5.23 Investment Purpose. The SMG Shareholders represent and warrant that they are receiving the BHUS Shares for investment purposes and not with an intent to distribute them.

6.   Representations and Warranties of BHUS

     BHUS represents and warrants to SMG that, to the knowledge of BHUS (which limitation shall not apply to Section 6.3), and except as otherwise disclosed by BHUS:

     6.1 Organization of BHUS; Authorization. BHUS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of BHUS arid this Agreement constitutes a valid and binding obligation of BHUS, enforceable against it in accordance with its terms.

     6.2 Capitalization. The authorized capital stock of BHUS consists of __ shares of common stock, $0.001 par value. As of the date hereof, 52,206,013 (Fifty Million TwoHundred and Six Thousand and Thirteen)_shares of such common stock of BHUS are issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of BHUS are validly issued, fully paid and nonassessable.

     6.3 No Conflict as to BHUS. Neither the execution and delivery of this Agreement nor the consummation of the sale of the BHUS Shares to SMG will (a) violate any provision of the certificate of incorporation or by-laws of BHUS, or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which BHUS is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to BHUS.

     6.4 Ownership of BHUS Shares. The delivery of certificates to SMG provided in Section 2.3 will result in SMG Shareholders' immediate acquisition of record and beneficial ownership of the BHUS Shares, free and clear of all encumbrances other than as required by Federal and State securities laws. Except as disclosed in BHUS's public SEC filings, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of BHUS. Nothing in this Agreement shall be deemed to be a representation or warranty as to the tradability of any of the BHUS Shares under Federal or any State's securities laws.

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     6.5 No Conflict as to BHUS. Neither the execution and delivery of this Agreement nor the consummation of the of the instant agreement will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of BHUS or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of BHUS under, any material agreement or commitment to which BHUS is a party or by which any of its property or assets is bound, or to which any of the property or assets of BHUS is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to BHUS except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section. 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of BHUS.

     6.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by BHUS or SMG in connection with the execution, delivery and performance of this Agreement by BHUS or the consummation of the contemplated transaction.

     6.7 Other Consents. No consent of any Person is required to be obtained by SMG or BHUS to the execution, delivery and performance of this Agreement or the consummation of the contemplated transaction including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of SMG or BHUS.

     6.8 Financial Statements. BHUS has delivered to SMG balance sheets of BHUS as at December 31, 2002, and statements of income and changes in financial position for the period then ended. Such BHUS Financial Statements and notes fairly present the financial condition and results of operations of BHUS as at the dates thereof and for the periods therein.

     6.9 Title to Properties. BHUS owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the BHUS Financial Statements and all the material properties and assets purchased or otherwise acquired by BHUS since the date of the BHUS Financial Statements. All properties and assets reflected in the BHUS Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the BHUS Financial Statements as

                                 17

          securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the BHUS Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists,
          (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of BHUS and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of BHUS include all rights, properties and other assets necessary to permit BHUS to conduct BHUS's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     6.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by BHUS are, in all respects material to the business or financial condition of BHUS in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. BHUS has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of BHUS or which would require a payment by SMG or BHUS in excess of US$2,000 in the aggregate, and which has not been cured.

     6.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by BHUS is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of SMG.

     6.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving BHUS which is likely to have a material adverse effect on the business or financial condition of SMG and BHUS or which would require a payment by BHUS in excess of US$4,500 in the aggregate or which questions or challenges the validity of this Agreement. BHUS is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of SMG or BHUS or which would require a payment by BHUS in excess of US$4,500 in the aggregate.

                                   18


     6.13 Absence of Certain Changes.  Since the date of the BHUS
          Financial Statements, BHUS has not:

          a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of BHUS or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          c. organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;

          d. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          e. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          f. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          g. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          h. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          i. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          j. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of US$2,000 in the aggregate;

                                     19


          k. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of US$2,000;

          l. written down or been required to write down any inventory in an aggregate amount in excess of US$2,000;

          m. entered into any collective bargaining or union contract or agreement; or

          n. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of BHUS.

     6.14 No Material Adverse Change. Since the date of the BHUS
          Financial Statements, there has not been any material adverse change in the business or financial condition of BHUS.

     6.15 Contracts and Commitments. Except as otherwise disclosed by BHUS, BHUS is not a party to any:

          a. Contract or agreement (other than purchase on sales orders entered into in the ordinary course of business) involving any liability on the part of BHUS of more than US$2,000 and not cancelable by BHUS (without liability to BHUS) within 60 days;

          b. Lease of personal property involving annual rental payments in excess of US$2,000 and not cancelable by BHUS (without liability to BHUS) within 90 days;

          c. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of BHUS;

          d. Commitment, contract or agreement that is currently expected by the management of BHUS to result in any material loss upon completion or performance thereof;

          e. Contract, agreement or commitment that is material to the business of BHUS, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

          All such contracts and agreements are in full force and effect. BHUS is not in breach of, in violation of or in default under, any agreement, instrument, indenture,

                                     20

          deed of trust, commitment, contract or other obligation of any type to which BHUS is a party or is or may be bound as it relates to the business of BHUS or to which any of the assets or properties of BHUS is subject, the effect of which breach, violation or default is likely to materially and adversity affect the business or financial condition of BHUS.

     6.16 Labor Relations. BHUS is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of BHUS, (a) BHUS is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against BHUS pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against BHUS, (d) no representation question exists respecting the employees of BHUS or any of its Subsidiaries, (e) BHUS has not experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of BHUS is currently being negotiated.

     6.17 Employee Benefit Plans. BHUS has no plan that is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in
          Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the there are no material management incentive plans nor any material employment contracts or severance arrangements pertaining to one or more specific employees.

     6.18 Compliance with Law. The operations of BHUS have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of BHUS, or which would not require a payment by BHUS in excess of US$2,000 in the aggregate, or which have been cured. BHUS has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. BHUS has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     6.19 Tax Matters.

          a. BHUS (1) has filed, or prior to the Closing Date will have filed, all non-consolidated and non-combined Tax Returns and all consolidated or

                                    21

               combined Tax Returns required to be filed through the date hereof and have paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns; and
               (2) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns. All such Tax Returns filed pursuant to clause (2) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          b. All Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of BHUS for any taxable period have been timely filed, and the income, activities, operations and transactions of BHUS have been properly included and reflected thereon.

          c. BHUS has not agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise, or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          d. Neither BHUS or any predecessor or Affiliate of BHUS has, at any time, filed a consent under
               Section 341(f)(1) of the Code, or agreed under
               Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

          e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to BHUS or its assets or operations, and no power of attorney granted by BHUS with respect to any Tax matter is currently in force.

          f.   There is no action, suit, proceeding,
               investigation, audit, claim, demand, deficiency or additional assessment in BHUS, pending or threatened against or with respect to any Tax attributable to BHUS or its assets or operations.

                                    22


          g. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          h. No property of BHUS is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that BHUS will be required to treat as being owned by another person pursuant to
               Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          i. There have been delivered or made available to SMG true and complete copies of all income Tax Returns and any other Tax Returns requested by SMG as may be relevant to BHUS or its assets or operations for any and all periods ending after December 31, 2001, and for any Tax years which are subject to audit or investigation by any taxing authority or entity.

          k. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of BHUS that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     6.20 Environmental Matters.

          a. At all times prior to the date hereof, BHUS has complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of BHUS or which would require a payment by BHUS in excess of US$2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          b.   The environmental licenses, permits and
               authorizations that are material to the operations of BHUS are in full force and effect.

          c. BHUS has not released or caused to be released on or about the properties currently owned or leased by BHUS (the "Properties") any (i) pollutants,
               (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the

                                    23

               authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of BHUS.

     6.21 Absence of Certain Commercial Practices. BHUS has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of BHUS, which BHUS knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and BHUS has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

     6.22 Borrowing and Guarantees. Except as otherwise disclosed by BHUS, BHUS (a) does not have any indebtedness for borrowed money, (b) is not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) is not a guarantor or Surety with respect to the obligations of any Person.

     6.24 Purchase for Investment. BHUS is obtaining the SMG Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

     6.25 Indemnification. BHUS hereby agrees to indemnify, defend and hold harmless SMG, its officers, directors, shareholders, agents, and employees, and their successors and assigns, against all liabilities, damages, claims, costs, expenses and losses (including reasonable attorneys' fees and costs) incurred as a result of any breach of or failure of BHUS to fulfill any representation, warranty, covenant or agreement made by it under this Agreement.

7.   Access and Reporting; Filings With Governmental Authorities;
     Other Covenants.

     7.1 Access between the date of this Agreement and the Closing Date. Each of SMG and BHUS shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of SMG or BHUS, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and to discuss with such and its authorized representatives its affairs, all as the other may from time to time reasonably request.

     7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, BHUS shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in

                                     24

          furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, BHUS, except for the exchange of the BHUS Shares for the SMG Shares from the SMG Shareholders.

     7.3 Regulatory Matters. SMG and BHUS shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

     7.5 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of SMG and BHUS shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to Section 7.1. Following the Closing, each of SMG and BHUS shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection. with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This
          Section 7.5 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of SMG and BHUS shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of SMG and BHUS shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Section 7.1 to comply with the provisions of this Section 7.5.

8.   Conduct of BHUS's Business Prior to the Closing.

     8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, BHUS shall conduct its business in all material respects in the ordinary course.

     8.2 Business Organization. Between the date of this Agreement and the Closing Date, BHUS shall (a) preserve substantially intact the business organization of BHUS;
          and (b) preserve in all material respects the present business relationships and good will of BHUS.

     8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, BHUS shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

                                    25


          a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

          b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

          c. reclassify, split up or otherwise change any of its Equity Securities;

          d. be party to any merger, consolidation or other business combination;

          e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of BHUS and its Subsidiaries, taken as a whole, except in the ordinary course of business; or

          f.   organize any new Subsidiary or acquire any Equity
               Securities of any Person or any equity or ownership interest in any business.

9.   Definitions.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

     9.1 "Business Day" - Any day that is not a Saturday or Sunday or a day on which banks located in the City of Las Vegas are authorized or required to be closed.

     9.2  "Code" - The Internal Revenue Code of 1986, as amended.

     9.3 "Encumbrances" - any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

     9.4  "Equity Securities" See Rule 3a-11-l under the
          Securities Exchange Act of 1934.

     9.5  "ERISA"- The Employee Retirement Income Security Act of
          1974, as amended.

     9.6 "Governmental Body" - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commissioner authority thereof.

                                    26


     9.7 "Knowledge" - Actual knowledge, after reasonable investigation.

     9.8 "Person" - Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

10. Termination. This Agreement may be terminated before the Closing occurs only as follows:

          a.   By written agreement of SMG and BHUS at any time.

          b. By BHUS, by notice to SMG at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          c. By SMG, by notice to BHUS at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

11. Previous Agreements. By entering into this Agreement, BHUS and SMG (and, where applicable, the SMG Shareholders) specifically acknowledge that any and all representations, warranties, or provisions in prior agreements between the parties, whether written or oral, are superceded by the terms and conditions of this Agreement.

12. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties),

          a.   If to BHUS:

                    Bach-Hauser, Inc.
                    1561 Hwy 3
                    Cayahuga, ON  N0A 1E0
                    Facsimile:  (905) 772-5894
                    Attention:  Peter Preston, President

               With a copy to:

                    Chapman & Flanagan, Ltd.
                    777 N. Rainbow Blvd., Suite 390
                    Las Vegas, NV 89107
                    Facsimile: (702) 650-5667
                    Attention:  Sean P. Flanagan, Esq.

                                   27


          b.   If to SMG:

                    SMG CORP.
                    219 Dufferin St.
                    Suite 100A
                    Toronto, Ontario
                    M6K 1Y9
                    Facsimile (416) 588-7153
                    Attention: Silvio Astarita

14. Miscellaneous.

     14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

     14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement,

     14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     14.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     14.7 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

     14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto.

                                  28


IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

BACH-HAUSER, INC.                  SMG CORP.



By:/s/Peter Preston, President     By:/s/Silvio Astarita, President

                                  29



                            EXHIBIT A

                         SHARE ISSUANCE

The BHUS Shares shall be issued and delivered in such names and denominations as follows. Each shareholder listed below shall sign, in the space next to his/her/its name, to indicate his/her/its assent to the Agreement. In the case in which the shareholder is not a natural person, the person signing on behalf of the shareholders represents and warrants that he/she is duly authorize to execute this Agreement and, by his/her signature, to bind the shareholding entity. By signing this and assenting to this Agreement, the undersigned shareholder acknowledges that this Agreement shall serve as written consent and approval of the proposal by the Boards of Directors of BACH-HAUSER, INC. and SMG CORP. of their respective acquisitions pursuant to NRS 92A.120.

                      Number           Number
                      of SMG           of BHUS
                      Shares           Shares to
Shareholder Name      Tendered         be Issued       Signature

Silvio Astarita        1174            1,761,000

Seijin Ki              880             1,320,000

Frame Werk GmbH        910             1,365,000

Price Rubin &          1036            1,554,000
Partners, Inc.


                                  30